UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 25, 2020
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Carrols Restaurant Group, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-33174	83-3804854
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street Syracuse, New York		13203
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A
(Former name or former address, if changed since last report.)
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	TAST	The NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 25, 2020, Carrols Restaurant Group, Inc. (the "Company") entered into the Second Amendment to Credit Agreement (the Second Amendment") among the Company, as borrower, certain subsidiaries of the Company (collectively, the "Guarantors"), as guarantors, Wells Fargo Bank, National Association (the "Administrative Agent"), as administrative agent, and the lenders party thereto, and a letter agreement (the "Letter Agreement") among the Company, Wells Fargo Securities LLC, Wells Fargo Bank, National Association and Truist Bank, each as further described in "Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant" which is incorporated by reference in this Item 1.01.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On March 25, 2020, the Company and the Guarantors entered into the Second Amendment. The Second Amendment amends the Credit Agreement dated as of April 30, 2019 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto (as previously amended by the First Amendment to Credit Agreement dated as of December 13, 2019 among the Company, the Guarantors, the Administrative Agent and the lenders party thereto and as further amended from time to time, the "Credit Agreement"). Capitalized terms used herein and not defined shall have the meanings set forth in the Credit Agreement.

The Second Amendment increased the aggregate maximum commitments available for revolving credit borrowings (including standby letters of credit) under the revolving credit facility (the "Revolving Committed Amount) by $15.4 million to a total of $130.4 million (the "Revolving Credit Facility"). The Second Amendment also amended the definition of Applicable Margin in the Credit Agreement to provide that on and after the date of the Second Amendment (the "Second Amendment Effective Date"), the Applicable Margin for borrowings under the Revolving Credit Facility (including Letter of Credit Fees) shall be at a rate per annum equal to (a) for so long as the Revolving Committed Amount is greater than $115.0 million, (i) for the period commencing on the Second Amendment Effective Date and including the date that is 179 days after the Second Amendment Effective Date, 3.5% for LIBOR Rate Loans and 2.5% for Alternate Base Rate Loans, (ii) for the period commencing on the date that is 180 days after the Second Amendment Effective Date, through and including the date that is 269 days after the Second Amendment Effective Date, 4.25% for LIBOR Rate Loans and 3.25% for Alternate Base Rate Loans, (iii) for the period commencing on the date that is 270 days after the Second Amendment Effective Date, through and including the date that is 364 days after the Second Amendment Effective Date, 4.5% for LIBOR Rate Loans and 3.5% for Alternate Base Rate Loans and (iv) for the period commencing on the date that is 365 days after the Second Amendment Effective Date and thereafter, 4.75% for LIBOR Rate Loans and 3.75% for Alternate Base Rate Loans and (b) for so long as the Revolving Committed Amount is equal to or less than $115.0 million, 3.5% for LIBOR Rate Loans and 2.5% for Alternate Base Rate Loans. The Second Amendment also provides that beginning on the 180th date after the Second Amendment Effective Date and for so long as the Revolving Committed Amount is greater than $115.0 million, the Company shall pay to the Administrative Agent, for the ratable benefit of the Revolving Facility Lenders, a commitment fee (the "Ticking Fee") on the average daily amount of the Revolving Committed Amount at a rate per annum equal to (a) 0.125% for the 180th day after the Second Amendment Effective Date through and including the 269th day after the Second Amendment Effective Date, (b) 0.25% for the 270th day after the Second Amendment Effective Date through and including the 364th day after the Second Amendment Effective Date and (c) 1.00% for the 365th day after the Second Amendment Effective Date and thereafter. The Second Amendment provides that the Ticking Fee will be due and payable quarterly in arrears (calculated on a 360-day basis) on the last Business Day of each calendar quarter and will accrue from the 180th day after the Second Amendment Effective Date for so long as the Revolving Committed Amount is greater than $115.0 million. The Second Amendment also provides that the Company shall use the proceeds of an Extension of Credit which results in the sum of the aggregate principal amount of outstanding Revolving Loans plus the aggregate amount of LOC Obligations equaling an amount in excess of $115.0 million, solely for ongoing operations of the Company and its subsidiaries and shall not be held as cash on the balance sheet. Pursuant to the Letter Agreement, the Company agreed to defer rent payments totaling approximately $2.4 million per month under certain real property leases for the period between April 1, 2020 through and including June 30, 2020. The Company and the lessor under each of such leases has agreed to the deferral of rent payments under such leases for such period and that any such deferred rent under such leases shall be due and payable by the Company on July 1, 2020.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARROLS RESTAURANT GROUP, INC.

Date: March 26, 2020

By:	/s/ Anthony E. Hull
Name:	Anthony E. Hull
Title:	Vice President, Chief Financial Officer and Treasurer